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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 of this Registration Statement on Form S-1 of our reports dated February 19, 1999 relating to the consolidated financial statements of DeCrane Holdings Co. and DeCrane Aircraft Holdings, Inc., our report dated June 12, 1998 relating to the financial statements of Avtech Corporation, and our report dated January 25, 1999 relating to the consolidated financial statements of PATS, Inc., which appear in such Prospectus. We also consent to the application of our report dated February 19, 1999 to the Financial Statement Schedule of DeCrane Holdings Co. for the four months ended December 31, 1998 and the application of our report dated February 19, 1999 to the Financial Statement Schedule of DeCrane Aircraft Holdings, Inc. for the years ended December 31, 1996 and 1997 and the eight months ended August 31, 1998 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the corresponding financial statements referred to in our respective reports. The audits referred to in our reports dated February 19, 1999 also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
May 6, 1999